Exhibit10.1

EXECUTION COPY

SIXTH AMENDMENT TO
RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT

THIS SIXTH AMENDMENT TO RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT dated as of September 27, 2018 (this “Amendment”) is entered into among FLOWERS FINANCE II, LLC, a Delaware limited liability company (the “Borrower”), FLOWERS FOODS, INC., a Georgia corporation (the “Servicer”), NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., COÖPERATIEVE RABOBANK U.A. (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank”), as Facility Agent for the Nieuw Amsterdam Lender Group and as a Committed Lender, PNC BANK, NATIONAL ASSOCIATION, as Facility Agent for the PNC Bank Lender Group and as a Committed Lender, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank”, New York Branch), as administrative agent (the “Administrative Agent”) for each of the Lenders.

RECITALS

WHEREAS, reference is made to that certain Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013, as amended by First Amendment to Receivables Loan, Security and Servicing Agreement dated as of August 7, 2014, by Second Amendment to Receivables Loan, Security and Servicing Agreement dated as of December 17, 2014, by Third Amendment and Waiver to Receivables Loan, Security and Servicing Agreement dated as of August 20, 2015, by Fourth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 30, 2016 and by Fifth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 28, 2017 (as so amended, the “Existing Loan Agreement” and, as amended by this Amendment and as otherwise amended, supplemented or modified from time to time, the “Loan Agreement”) among the parties to this Amendment.  Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement; and

WHEREAS, the parties to this Amendment have agreed to amend the Existing Loan Agreement, all on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

SECTION 1.Amendments to Existing Loan Agreement.  Effective as of the Effective Date (as defined below), subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Loan Agreement is hereby amended as follows:

(a)The table set forth in the definition of “Concentration Limit” in Annex I to the Existing Loan Agreement is hereby amended and restated as follows:

Category	S&P Short Term Rating	S&P Long Term Rating	Moody’s Short Term Rating	Moody’s Long Term Rating	Concentration Limit
I	A-1+/ A-1	AAA to A	P-1	Aaa to A2	15.0%
II	A-2	A- to BBB+	P-2	A3 to Baa1	7.5%
III	A-3	BBB to BBB-	P-3	Baa2 to Baa3	5.0%
IV	Below A-3 or Not Rated by S&P	Below BBB- or Not Rated by S&P	Below P-3 or Not Rated by Moody’s	Below Baa3 or Not Rated by Moody’s	4.00% for the two largest Obligors* in this category, 3.00% for the third largest Obligor in this category and 2.00% for all other Obligors in this category

*Obligors with the two highest Outstanding Balances of Eligible Receivables as of the last day of most recently ended Fiscal Period (for such purpose, each Obligor and its Affiliated Obligors, if any, being treated as a single Obligor)

(b)the definition of “Defaulted Receivable” appearing in Annex I to the Existing Loan Agreement is hereby amended and restated as follows:

“Defaulted Receivable” means a Receivable (a) as to which the Obligor has suffered an Insolvency Event, (b) which, consistent with the Credit and Collection Policy, would be a Charge-Off or (c) as to which any payment, or part thereof, becomes unpaid for fourteen (14) weeks or more past its original invoice date (determined without regard to any modification thereof).

(c)the definition of “Delinquent Receivable” appearing in Annex I to the Existing Loan Agreement is hereby amended and restated as follows:

“Delinquent Receivable” means a Receivable, other than a Defaulted Receivable, as to which any payment, or part thereof, becomes unpaid for eight (8) or more weeks past its original invoice date (determined without regard to any modification thereof).

(d)the definition of “Dilution Reserve Percentage” appearing in Annex I to the Existing Loan Agreement is hereby amended and restated as follows:

“Dilution Reserve Percentage” means, for any Fiscal Period, as of any date of determination, a percentage equal to:

((SF x AED) + ((ADS– AED) x ADS /AED)) x DHR

where:

SF =	a stress factor equal to 2.50;
AED =	the average of the Adjusted Dilution Ratios during the 13 consecutive Fiscal Periods ending with the Fiscal Period for which such Dilution Reserve Percentage is being determined;
DS =

the highest Adjusted Dilution Ratio computed for any Fiscal Period that occurred during the 13 consecutive Fiscal Periods ending with the Fiscal Period for which such Dilution Reserve Percentage is being determined; and

DHR =

the Dilution Horizon Ratio, equal to a fraction, (i) the numerator of which is equal to the aggregate amount of all Receivables originated by all the Originators during the Fiscal Period for which such Dilution Reserve Percentage is being determined and (ii) the denominator of which is equal to the Net Receivables Balance as of the last day of the Fiscal Period for which such Dilution Reserve Percentage is being determined.

(e)the definition of “Facility Termination Date” appearing in Annex I to the Existing Loan Agreement is hereby amended and restated as follows:

“Facility Termination Date” means the earlier to occur of September 27, 2020 and the Early Termination Date.

(f)the definition of “Loss Reserve Percentage” appearing in Annex I to the Existing Loan Agreement is hereby amended and restated as follows:

“Loss Reserve Percentage” means, for any Fiscal Period, as of any date of determination, the percentage equal to

SF x DR x LHR

where:

SF =	a stress factor equal to 2.50;
DR =

the highest average of the Default Ratios computed for any three consecutive Fiscal Periods that occurred during the 13 consecutive Fiscal Periods ending with the Fiscal Period for which such Loss Reserve Percentage is being determined; and

LHR =

the Loss Horizon Ratio is a fraction, (i) the numerator of which is equal to the aggregate amount of all Receivables originated by all the Originators during the three (3) consecutive Fiscal Periods ending with the Fiscal Period for which such Loss Reserve Percentage is being determined, and (ii) the denominator of which is the Net Receivables Balance as of the last day of the Fiscal Period for which such Loss Reserve Percentage is being determined.

(g)Section 8.02 of the Existing Loan Agreement is hereby amended by deleting Section 8.02(q) in its entirety and substituting, in lieu thereof, the following:

(q) (i)  the average of the Delinquency Ratios, computed for each of the three immediately preceding Fiscal Periods, shall exceed 4.75%; (ii) the average of the Default Ratios, computed for each of the three immediately preceding Fiscal Periods, shall exceed 3.75%; (iii) the average of the Dilution Ratios, computed for each of the three immediately preceding Fiscal Periods, shall exceed 5.00%; or (iv) the average of the Days Sales Outstanding, computed for each of the three immediately preceding Fiscal Periods shall exceed 35 days during any Fiscal Period.

(h)Schedule II to the Existing Loan Agreement is hereby amended by deleting the following two accounts therefrom:

	DEPOSITOR	NAME OF DEPOSITORY INSTITUTION	DEPOSITORY ADDRESS	CONTACT PERSON	ACCOUNT NUMBER(S)	ACCOUNT TYPE
1.	Flowers Baking Co. of Lafayette, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2000016946198	Collection Account with associated Lockbox
2.	Flowers Baking Co. of Tuscaloosa, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3750202980	Collection Account with associated Lockbox

SECTION 2.Conditions Precedent.  The amendments set forth in Section 1 above shall become effective as of the date hereof (the “Effective Date”) upon (a) the receipt by the Administrative Agent of counterpart signature pages to this Amendment executed by each of the parties to this Amendment, (b) the receipt by the Administrative Agent of counterpart signature pages to the Amendment Fee Letter dated as of the date hereof (the “Amendment Fee Letter”) between the Borrower and the Administrative Agent executed by each of the parties thereto and (c) the receipt by each Committed Lender of the amendment fee as set forth in the Amendment Fee Letter.

SECTION 3.Representations and Warranties of the Borrower.  Each of the Borrower and the Servicer hereby represents and warrants to each Lender, each Facility Agent and the Administrative Agent that, on and as of the date hereof:

(a)this Amendment has been duly executed and delivered by it, and this Amendment and the Existing Loan Agreement as amended hereby constitute, the legal, valid and binding obligations of it enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law); and

(b)the representations and warranties of it contained in the Loan Agreement or in the other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof, with the same effect as though made on such date (after giving effect to this Amendment), except to the extent such representation or warranty expressly relates only to a prior date; and

(c)immediately after giving effect to this Amendment, no Amortization Event or Event of Default shall have occurred and be continuing.

SECTION 4.Miscellaneous.

(a)This Amendment may be amended, modified, terminated or waived only as provided in Section 10.05 of the Loan Agreement.

(b)Except as expressly modified as contemplated hereby, the Loan Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed.  This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Loan Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder.  This Amendment shall constitute a Transaction Document.

(c)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Loan Agreement.

(d)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic image scan transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

(e)The provisions of this Amendment are intended to be severable.  If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(f)THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Amendment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(g)EACH OF THE BORROWER, THE SERVICER, THE ADMINISTRATIVE AGENT, THE FACILITY AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

By:	/s/ Thomas McNamara
Name: Thomas McNamara
Title: Executive Director

By:	/s/ Zoe Wang
Name: Zoe Wang
Title: Vice President

COÖPERATIEVE RABOBANK U.A., as Committed Lender and Nieuw Amsterdam Facility Agent

By:	/s/ Jennifer Vervoorn
Name: Jennifer Vervoorn
Title: Director

By:	/s/ E. van Esveld
Name: E. van Esveld
Title: Managing Director

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.

By:	/s/ E.M. van Ankeren
Name: E.M. van Ankeren
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION, as Committed Lender and PNC Bank Facility Agent

By:	/s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

FLOWERS FINANCE II, LLC, as Borrower

By:	/s/ Karyl H. Lauder
Name: Karyl H. Lauder
Title: Treasurer

FLOWERS FOODS, INC., as Servicer

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: Executive V.P. & CFO